UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 15, 2014 (December 12, 2014)
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-36040	26-1647258
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of principal executive offices) (Zip Code)
(831) 274-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 12, 2014, Fox Factory Holding Corp., a Delaware corporation (the “Company”) amended its existing amended and restated credit agreement, which amended and restated credit agreement was dated as of March 31, 2014 and is by and among the Company, Fox Factory, Inc., a Delaware corporation, and ST USA Holding Corp., a Delaware corporation, as borrowers, the lenders party thereto, and SunTrust Bank, as administrative agent. Such existing amended and restated credit agreement was amended to, among other things, increase the secured term loan by the principal amount of $30,000,000 to a total of $56,750,000 (the “Term Loan”) and extend the maturity of the Term Loan through December 12, 2019, subject to quarterly amortization payments. The proceeds of the Term Loan and available cash were used to fund the purchase of the assets of 1021039 B.C. Ltd., a corporation organized under the laws of British Columbia, and Easton Cycling (USA), Inc., a Delaware corporation (together, “Seller”) by certain of the Company’s wholly owned subsidiaries, Fox Factory, Inc., RFE Holding (US) Corp., RFE Holding (Canada) Corp. and Fox Factory IP Holding Corp. (collectively, “Buyer”), as further described in Item 2.01.
The amendment to the Company’s existing amended and restated credit agreement and the other terms and provisions thereof and of the Term Loan are as set forth in the form of First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement (the “Amendment”) attached to this report as Exhibit 10.1. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment as attached to this report as Exhibit 10.1 and incorporated herein by reference.
As previously disclosed by the Company on Current Reports on Form 8-Ks filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 5, 2014 and December 8, 2014, Buyer and the Seller entered into an Asset Purchase Agreement (the “APA”), dated as of December 5, 2014, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed with the SEC on December 8, 2014. On December 12, 2014, Buyer and Seller, entered into a side letter agreement to the APA (the “Side Letter”) pursuant to which it was agreed that Buyer will in its sole discretion and within a reasonable time period following December 12, 2014, purchase an insurance policy that will insure the self-insured retention payments payable from time to time pursuant to claims made under the Easton Product Liability Insurance Policy (the “Product Liability Deductible Policy”), naming Buyer as the primary insured. The premium payment made by Buyer for the Product Liability Deductible Policy will be considered an increase in the Purchase Price payable pursuant to Sections 2.3 of the APA. Any retention payments made on account of the Product Liability Deductible Policy will be bourne pursuant to the terms of the Side Letter. The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the Side Letter attached to this report as Exhibit 10.2 and incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 12, 2014, the Company, through Buyer, completed its acquisition of substantially all of Seller’s assets and assumption of certain of Seller’s liabilities in an asset purchase transaction (the “Transaction”) pursuant to the terms and conditions of the APA, incorporated herein by reference. All terms not defined herein shall have the meaning ascribed to them in the APA.
As a result of the consummation of the APA, on December 12, 2014 the Company, through Buyer, paid: (i) to Seller, an amount equal to the sum of Canadian dollar (“CAD”) $33,211,000 plus certain purchase price adjustments aggregating CAD $606,856 less an escrow amount equal to CAD $3,321,100 (the "Escrow Amount") less indebtedness re-paid at Closing in the approximate amount of CAD $3,546,977 (the “Indebtedness Payoff Amount”); (ii) the Escrow Amount to Computershare Trust Company of Canada as escrow agent under the APA; and (iii) the Indebtedness Payoff Amount to Seller’s lenders; and (iv) the Easton Product Liability Insurance Policy amount CAD $755,981 to First Insurance Funding of Canada Inc. The proceeds of the Term Loan were used, to fund the consummation of the Transaction, as disclosed in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included or incorporated by reference in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure
On December 15, 2014 the Company issued a press release announcing the closing of the Transaction, which is attached hereto as Exhibit 99.1.

Item 8.01 Other Events
On December 15, 2014, the Company issued a press release announcing the closing of the Transaction and its expectation that Seller’s growth will be in the in the high single-digit range, and that the Company plans to invest in Seller to strengthen its infrastructure and maximize the long-term potential of the business, which is attached hereto as Exhibit 99.1, and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated December 12, 2014.
10.2	Side Letter Agreement to the Asset Purchase Agreement, dated December 12, 2014.
99.1	Copy of press release issued by Fox Factory Holding Corp. on December 15, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date:	December 15, 2014	By:	/s/ ZVI GLASMAN

Zvi Glasman
Chief Financial Officer and Treasurer